Exhibit 10.1

Execution Version

Wells Fargo Bank, N.A. 1000 Louisiana Street, 9th Floor Houston, Texas 77002

August 12, 2015

LRR Energy, L.P.

1111 Bagby Street, Suite 4600
Houston, Texas, 77002
Attention: Mr. Jaime Casas

Re:          Consent Letter Agreement Regarding Declaration of Cash Distribution

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Agreement, dated as of July 22, 2011, among LRE Operating, LLC (the “Borrower”), LRR Energy, L.P. (the “Parent”), the banks and financial institutions from time to time party thereto as lenders (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”) (as amended prior to the date hereof, the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

1.             Request for Consent.  The Borrower and the Parent have advised the Administrative Agent and the Lenders that the Parent has entered into that certain Purchase Agreement and Plan of Merger with Vanguard Natural Resources, LLC and the other Persons party thereto, dated as of April 20, 2015, in the form attached as Exhibit 2.1 to the Parent’s April 22, 2015 Form 8-K filed with the SEC (the “Merger Agreement”).  The Borrower and the Parent have further advised the Administrative Agent and the Lenders that (i) in connection with the Merger Agreement, the Parent desires to declare a cash distribution in an aggregate amount not to exceed $1,800,000, to be paid to its transfer agent for the benefit of the holders of its Equity Interests no sooner than one Business Day after the Closing Date (as defined in the Merger Agreement) (the “Distribution Declaration”) and (ii) the Parent is prohibited from announcing the Distribution Declaration under Section 9.04 of the Credit Agreement.  The Borrower and the Parent have requested that the Administrative Agent and the Lenders enter into this letter agreement (this “Letter Agreement”) to evidence the Lenders’ consent to the Parent announcing the Distribution Declaration on the terms and conditions set forth herein.

2.             Limited Consent. In reliance on the representations, warranties, covenants and agreements contained in this Letter Agreement, and notwithstanding anything in Section 9.04 of the Credit Agreement that may prohibit the Parent from announcing the Distribution Declaration, the Majority Lenders hereby consent to the Loan Parties announcing the Distribution Declaration, subject to the following terms and conditions:

(a)           the Distribution Declaration and all press releases and other documentation related thereto shall expressly provide that the payment of the distribution (i) is conditioned and contingent upon the consummation of the Transactions (as defined in the Merger Agreement) and the occurrence of the Closing Date including, without limitation, the indefeasible repayment in full, in cash, of all Indebtedness as defined in the Credit Agreement and the termination of the Credit Agreement and (ii) shall not be remitted to the Parent’s transfer agent for the benefit of the holders of its Equity Interests until at least one Business Day after the Closing Date;

(b)           prior to announcing the Distribution Declaration, the Parent shall not have (i) cancelled the September 10, 2015 special meeting of the holders of its Equity Interests announced in its July 13, 2015 Form 8-K filed with the SEC or (ii) delayed such special meeting to a date later than September 25, 2015, and announcing the Distribution Declaration shall not result in such a delay or cancellation;

(c)           at the time of the Distribution Declaration, the Merger Agreement shall be in full force and effect and shall not have been amended subsequent to the date hereof, and no action shall have been taken by any party thereto to terminate the Merger Agreement, and no public statement shall have been made by any party thereto that it intends to terminate the Merger Agreement;

(d)           the Distribution Declaration shall have been made in accordance with the terms hereof prior to the Outside Date (as defined in the Merger Agreement);

(e)           immediately before and after giving effect to the Distribution Declaration, no Default, Event of Default or Borrowing Base Deficiency shall have occurred and be continuing or would result therefrom; and

(f)            the Parent shall have provided evidence reasonably acceptable to the Administrative Agent that the Parent has satisfied any applicable requirements and/or obtained any required consents under the Merger Agreement in order to (i) enter into this Letter Agreement and/or (ii) announce the Distribution Declaration, including, without limitation, pursuant to Sections 4.1, 7.5 or 7.13 thereof.

For the avoidance of doubt, the Borrower and the Parent acknowledge and agree that (i) this Letter Agreement provides for a consent to the Distribution Declaration only, (ii) this Letter Agreement shall not be construed as a consent to the payment of the distribution described in the Distribution Declaration and (iii) the payment of the distribution described in the Distribution Declaration is not permitted by the Credit Agreement, including pursuant Section 9.04 thereof.

3.             Limitations on Consent.  Nothing contained herein shall be deemed a consent to, or waiver of, any other action or inaction of the Borrower, the Parent or any of the other Loan Parties which constitutes (or would constitute) a violation of any provision of the Credit Agreement or any other Loan Document, or which results (or would result) in a Default or Event of Default under the Credit Agreement or any other Loan Document.  The Administrative Agent and the Lenders shall have no obligation to grant any future waivers, consents or amendments with respect to the Credit Agreement or any other Loan Document.

4.             Representations and Warranties; Ratifications and Affirmations of the Loan Parties.  To induce the Lenders and the Administrative Agent to enter into this Letter Agreement, each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent as follows:

(a)           Each representation and warranty of such Loan Party contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects (except that any such representations and warranties that are qualified by materiality shall be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties shall continue to be true and correct in all material respects (except that any such representations and warranties that are qualified by materiality shall be true and correct in all respects) as of such specified earlier date.

(b)           No Default or Event of Default has occurred and is continuing, and no Borrowing Base Deficiency exists.

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Each Loan Party (x) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, the Credit Agreement and the other Loan Documents to which it is a party and agrees that each of the Loan Documents to which it is a party remains in full force and effect and (y) acknowledges the validity, enforceability and binding effect against such Loan Party of the Credit Agreement and each other Loan Document to which such Loan Party is a party.

5.             Miscellaneous.

(a)           THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)           The expense reimbursement and indemnification provisions of Section 12.03 of the Credit Agreement are hereby incorporated by reference and made a part hereof as if fully set forth herein.

(c)           This Letter Agreement may be executed in separate counterparts and delivery of an executed signature page hereof by facsimile or electronic mail shall be effective as delivery of manually executed counterpart hereof; however, no party shall be bound by this Letter Agreement unless and until a counterpart hereof has been executed by each Loan Party and a number of Lenders sufficient to constitute Majority Lenders.

(d)           This Letter Agreement constitutes a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto and thereto.

(e)           THIS LETTER AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

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Very truly yours,

WELLS FARGO BANK, N.A.,
as Administrative Agent, Issuing Bank, Swing Line Lender and Lender

By:	Mathew A. Turner
Name:	Matthew A Turner
Title:	Vice President

[SIGNATURE PAGE TO LRE CONSENT LETTER AGREEMENT]

Accepted and Agreed to:

BORROWER:	LRE OPERATING, LLC

	By:	/s/ Jaime R. Casas
	Name:	Jaime R. Casas
	Title:	Vice President and Chief Financial Officer

PARENT:	LRR ENERGY, L.P.

	By:	LRE GP, LLC, its general partner

	By:	/s/ Jaime R. Casas
	Name:	Jaime R. Casas
	Title:	Vice President and Chief Financial Officer

[SIGNATURE PAGE TO LRE CONSENT LETTER AGREEMENT]

LENDERS:	BANK OF AMERICA, N.A.

	By:	/s/ Michael Clayborne
	Name:	Michael Clayborne
	Title:	Vice President

[SIGNATURE PAGE TO LRE CONSENT LETTER AGREEMENT]

CITIBANK, N.A.

By:	/s/ Scott Gilden
Name:	Scott Gilden
Title:	Senior Vice President

[SIGNATURE PAGE TO LRE CONSENT LETTER AGREEMENT]

ROYAL BANK OF CANADA

By:	/s/ Evans Swann, Jr
Name:	Evans Swann, Jr
Title:	Authorized Signatory

[SIGNATURE PAGE TO LRE CONSENT LETTER AGREEMENT]

COMERICA BANK

By:	/s/ Jeffery Treadway
Name:	Jeffery Treadway
Title:	Senior Vice President

[SIGNATURE PAGE TO LRE CONSENT LETTER AGREEMENT]

BARCLAYS BANK PLC

By:	/s/ Mary Huang
Name:	Mary Huang
Title:	Assistant Vice President

[SIGNATURE PAGE TO LRE CONSENT LETTER AGREEMENT]

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ G. Scott Collins
Name:	G. Scott Collins
Title:	Senior Vice President

[SIGNATURE PAGE TO LRE CONSENT LETTER AGREEMENT]